As previously announced, U.S. Cellular will hold a teleconference Feb. 26, 2013 at 9:30 a.m. CST.  Listen to the live call via the Conference Calls page of www.teldta.com  or www.uscellular.com.

Contact:    Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports fourth QUARTER 2012 RESULTS AND 2013 FINANCIAL GUIDANCE

CHICAGO – Feb. 26, 2013 – United States Cellular Corporation [NYSE:USM] reported service revenues of $1,008.9 million for the fourth quarter of 2012, versus $1,030.0 million for the comparable period one year ago. Net loss attributable to U.S. Cellular shareholders was $39.6 million, or $0.47 per diluted share, for the fourth quarter of 2012. In the fourth quarter of 2011, net income attributable to U.S. Cellular shareholders was $2.8 million, or $0.03 per diluted share.

As previously announced on Nov. 7, 2012, U.S. Cellular reached a definitive agreement to sell its Chicago, St. Louis, central Illinois and three other markets (the “Divestiture Markets”) to subsidiaries of Sprint Nextel Corporation [NYSE: S] for $480 million (the “Divestiture Transaction”).  The transaction is subject to regulatory approvals and is expected to close in mid-2013.  In the fourth quarter of 2012, U.S. Cellular’s operating income was reduced by $44.5 million due to divestiture-related costs, including a $10.7 million write-down of assets, $12.6 million in employee-related costs, including severance, and $20 million in accelerated depreciation, amortization and accretion.

The table below provides pro forma performance highlights for U.S. Cellular’s Total Consolidated Markets, Divestiture Markets, and Core Markets for the fourth quarter of 2012.  Core Markets are the markets that U.S. Cellular will continue to own upon completion of the Divestiture Transaction.

($ in millions except ARPU)	Total Consolidated Markets	Divestiture Markets (1)	Core Markets (1)
Postpaid gross additions	241,000	23,000	218,000
Postpaid churn	1.83%	3.35%	1.67%
Postpaid net additions (losses)	(41,000)	(25,000)	(16,000)
Prepaid net additions (losses)	37,000	(1,000)	38,000
Service revenues (1)	$1,008.9	$101.4	$907.5
Postpaid ARPU (1)	$54.56	$60.91	$53.92

(1)     Total Consolidated Markets amounts represent GAAP financial measures and Divestiture Markets and Core Markets amounts represent non-GAAP financial measures. U.S. Cellular believes that the amounts under Divestiture Markets and Core Markets may be useful to investors and other users of its financial information.

The following table highlights the performance of the Core Markets for the fourth quarter of 2012 and 2011.

			%
($ in millions except ARPU)	Q4 2012	Q4 2011	Change
Postpaid gross additions	218,000	209,000	4%
Postpaid churn	1.67%	1.48%	(13%)
Postpaid net additions (losses)	(16,000)	(2,000)	(>100%)
Prepaid net additions	38,000	6,000	>100%
Retail net additions	22,000	4,000	>100%
Service revenues (1)	$907.5	$917.5	(1%)
Postpaid ARPU (1)	$53.92	$52.62	2%
Smartphones sold as % of total devices	62.9%	52.6%	20%
4G/LTE smartphones as % of total smartphones sold	75%	0%	>100%
Capital expenditures (1)	$241	$253	(5%)
Cell sites in service	6,292	6,154	2%
Owned towers	3,847	3,755	2%

(1)     The Core Markets amounts for Q4 2012 and Q4 2011 represent non-GAAP financial measures. U.S. Cellular believes that the amounts under Core Markets may be useful to investors and other users of its financial information.

“Our aggressive sales and marketing strategies in the fourth quarter drove a strong increase in smartphone penetration, and encouraged more customers in more markets to migrate to 4G LTE,” said Mary N. Dillon, U.S. Cellular president and CEO. “The announcement of the Divestiture Transaction resulted in an anticipated increase in postpaid churn and lower net additions in the Divestiture Markets. In our Core Markets, however, we had positive net retail additions in the quarter.  The improved results were driven by prepaid additions, as postpaid additions continued to be negatively impacted by elevated churn.

“Smartphones were 63 percent of the devices we sold in our Core Markets during the quarter, and the number of 4G LTE smartphones sold nearly doubled from the third quarter.   Although revenue from customers increased, overall service revenues declined due to reduced regulatory support revenues and lower roaming revenues as a result of lower negotiated rates.  The lower negotiated rates also had a positive effect on roaming expense.  Profitability was impacted by the lower service revenues and higher subsidies for 4G LTE smartphones in particular. As customers migrate to the more efficient 4G LTE network, we expect longer-term benefits, including growth in ARPU and lower capital expenditures for our legacy networks.”

“We are moving forward rapidly on our strategies to differentiate our outstanding customer experience even further from our competitors. We’re integrating and enhancing all of our channels to provide seamless shopping, and looking for more opportunities to expand distribution and be where our customers want to shop. As we continue to invest in our future through expanded 4G LTE access and devices, as well as the implementation of our new billing and operational system, we’re also simplifying our operations and processes to increase efficiency and reduce complexity and cost.

“As we move through the regulatory approval process for the Divestiture Transaction, we’re maintaining high-quality service and support for our customers in these markets, helping many of our associates to transition to new roles at U.S. Cellular, and preparing for a smooth transition later in 2013.”

2013 ESTIMATES

U.S. Cellular’s estimates of full-year 2013 results are shown below.  Such estimates represent U.S. Cellular’s views as of the date of filing of U.S. Cellular’s Form 10-K for the year ended December 31, 2012.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

U.S. Cellular has changed the measures which it uses to present estimates of operating results.  U.S. Cellular previously presented Adjusted OIBDA, defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the loss on impairment of assets; and the net gain or loss on asset disposals and exchanges.  U.S. Cellular believes Adjusted income before income taxes, as defined below, is a measure which provides a more comprehensive and meaningful view of U.S. Cellular’s recurring results of operations.

2013 Estimated Results (1)

	Core Markets (2)	Divestiture Markets (2)(3)	U.S. Cellular Consolidated (2)(3)
(Dollars in millions)
Service revenues	$3,600 - $3,700	$165 - $185	$3,765 - $3,885
Adjusted income before income taxes (4)	$765 - $865	$15 - $35	$780 - $900
Capital expenditures	Approx. $600	—	Approx. $600

(1)     These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011.  New developments or changing conditions (such as, but not limited to, regulatory developments, customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2013 estimated results.

(2)     The U.S. Cellular Consolidated amounts represent GAAP financial measures and include the results of both the Core Markets and the Divestiture Markets.  As used herein, “Core Markets” represents U.S. Cellular’s total Consolidated Markets excluding the Divestiture Markets.  The Core Markets and Divestiture Markets amounts represent non-GAAP financial measures.  U.S. Cellular believes that the Core Markets and Divestiture Markets amounts may be useful to investors and other users of its financial information in evaluating the pro forma results for the Core Markets.

(3)     These estimates assume the Divestiture Transaction closes July 1, 2013.  Actual effects could vary significantly from these estimates as a result of a change in the expected timing of the Divestiture Transaction.

(4)     Adjusted income before income taxes is a non-GAAP financial measure defined as income before:  Income taxes, Depreciation, amortization and accretion, net Gain or loss on sale of business and other exit costs, and Interest expense. Adjusted income before income taxes is not a measure of financial performance under GAAP and should not be considered as an alternative to Income before income taxes as an indicator of the Company’s operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.  U.S. Cellular believes Adjusted income before income taxes is a meaningful measure of U.S. Cellular’s operating results before significant recurring non-cash charges, discrete gains and losses and financing charges (Interest expense). The following tables provide a reconciliation of Income before income taxes to Adjusted income before income taxes for 2013 Estimated Results and 2012, 2011and 2010 actual results:

		2013 Estimated Results

		Core Markets (2)	Divestiture Markets (2)(3)	U.S. Cellular Consolidated (2)(3)
	(Dollars in millions)
	Income before income taxes (5)	$165-$265	($180)-($160)	($15)-$105
	Depreciation, amortization and accretion expense (6)	Approx. $545	Approx. $195	Approx. $740
	Interest expense	Approx. $55	—	Approx. $55
	Adjusted income before income taxes	$765 - $865	$15 - $35	$780 - $900

		U.S. Cellular Consolidated Actual Results

	Year Ended December 31,	2012	2011	2010
	(Dollars in millions)
	Income before income taxes	$205.1	$312.8	$241.1
	Depreciation, amortization and accretion expense (6)	608.6	573.6	571.0
	(Gain) loss on sale of business and other exit costs, net	21.0	-	-
	Interest expense	42.4	65.6	61.6
	Adjusted income before income taxes	$877.1	$952.0	$873.7

(5)	This amount does not include any estimate for (Gain) loss on sale of business and other exit costs, net, as the timing of such amount is not readily estimable.

(6)

The 2013 estimated amounts for depreciation, amortization and accretion expense in the Divestiture Markets include approximately $120 million of incremental accelerated depreciation resulting from the Divestiture Transaction.  The 2012 actual results include $20.1 million of incremental accelerated depreciation resulting from the Divestiture Transaction.

Conference Call Information

U.S. Cellular will hold a conference call on Feb. 26, 2013 at 9:30 a.m. CST.

▪  Access the live call on the Conference Calls page of uscellular.com  or at http://ir.teldta.com/phoenix.zhtml?c=67422&p=irol-eventDetails&EventId=4917451.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular®

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 5.8 million customers in 26 states. The Chicago-based company had 8,100 full- and part-time associates as of Dec. 31, 2012. At the end of the year, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the Divestiture Transaction including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings;

acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about U.S. Cellular, visit uscellular.com.

United States Cellular Corporation
Total Markets Summary Operating Data (Unaudited)

Quarter Ended	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Total population
Consolidated markets (1)	93,244,000	92,996,000	92,684,000	92,684,000	91,965,000
Consolidated operating markets (1)	46,966,000	46,966,000	46,966,000	46,966,000	46,888,000
Market penetration at end of period
Consolidated markets (2)	6.2%	6.2%	6.3%	6.3%	6.4%
Consolidated operating markets (2)	12.3%	12.4%	12.3%	12.4%	12.6%
All customers
Total at end of period	5,798,000	5,808,000	5,799,000	5,837,000	5,891,000
Gross additions	363,000	364,000	290,000	285,000	306,000
Net additions (losses)	(10,000)	9,000	(38,000)	(49,000)	(41,000)
Smartphones sold as a percent of total devices sold (3)	62.9%	53.0%	51.9%	54.1%	52.5%
Retail customers
Total at end of period	5,557,000	5,561,000	5,542,000	5,570,000	5,608,000
Postpaid smartphone penetration (3) (4)	41.8%	38.6%	36.8%	34.4%	30.5%
Gross additions	348,000	350,000	277,000	273,000	298,000
Net retail additions (losses) (5)	(4,000)	19,000	(28,000)	(34,000)	(13,000)
Net postpaid additions (losses)	(41,000)	(38,000)	(48,000)	(38,000)	(20,000)
Net prepaid additions (losses)	37,000	57,000	20,000	4,000	7,000
Service revenue components (000s)
Retail service	$886,014	$884,219	$889,219	$888,527	$882,091
Inbound roaming	76,090	106,132	86,363	80,132	93,353
Other	46,820	46,019	54,160	55,161	54,601
Total service revenues (000s)	$1,008,924	$1,036,370	$1,029,742	$1,023,820	$1,030,045
Total ARPU (6)	$58.00	$59.57	$59.05	$58.21	$58.13
Billed ARPU (7)	$50.94	$50.83	$50.99	$50.52	$49.78
Postpaid ARPU (8)	$54.56	$54.34	$54.42	$54.00	$53.35
Postpaid churn rate (9)	1.8%	1.7%	1.6%	1.6%	1.6%
Capital expenditures (000s)	$253,100	$199,100	$183,200	$201,300	$276,400
Cell sites in service	8,028	7,984	7,932	7,875	7,882

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)     Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)     Smartphones represent wireless devices which run on an Android™, BlackBerry®, or Windows Mobile® operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)     Total ARPU - Average monthly service revenue per user includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)     Billed ARPU - Average monthly billed revenue per user is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)     Postpaid ARPU - Average monthly revenue per postpaid user is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)     Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

	United States Cellular Corporation
	Consolidated Statement of Operations Highlights
	Three Months Ended December 31,
	(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2012	2011	Amount	Percent
Operating revenues
Service	$1,008,924	$1,030,045	$(21,121)	(2%)
Equipment sales	106,282	69,588	36,694	53%
Total operating revenues	1,115,206	1,099,633	15,573	1%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	221,169	242,123	(20,954)	(9%)
Cost of equipment sold	309,182	228,085	81,097	36%
Selling, general and administrative	449,110	467,265	(18,155)	(4%)
Depreciation, amortization and accretion	169,242	141,976	27,266	19%
Loss on asset disposals and exchanges, net	2,121	3,868	(1,747)	(45%)
(Gain) loss on sale of business and other exit costs, net	25,170	-	25,170	N/M
Total operating expenses	1,175,994	1,083,317	92,677	9%

Operating income (loss)	(60,788)	16,316	(77,104)	>(100%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	18,780	18,277	503	3%
Interest and dividend income	821	929	(108)	(12%)
Gain (loss) on investment	10	(2,000)	2,010	>(100%)
Interest expense	(7,121)	(13,709)	6,588	48%
Other, net	327	(631)	958	>(100%)
Total investment and other income (expense)	12,817	2,866	9,951	>100%

Income (loss) before income taxes	(47,971)	19,182	(67,153)	>(100%)
Income tax expense (benefit)	(18,647)	11,307	(29,954)	>(100%)

Net income (loss)	(29,324)	7,875	(37,199)	>(100%)
Less: Net income attributable to noncontrolling interests, net of tax	(10,298)	(5,074)	(5,224)	>100%
Net income (loss) attributable to U.S. Cellular shareholders	$(39,622)	$2,801	$(42,423)	>(100%)

Basic weighted average shares outstanding	84,568	84,559	9	-
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.47)	$0.03	$(0.50)	>(100%)

Diluted weighted average shares outstanding	84,568	85,005	(437)	(1%)
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.47)	$0.03	$(0.50)	>(100%)

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Twelve Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2012	2011	Amount	Percent
Operating revenues
Service	$4,098,856	$4,053,797	$45,059	1%
Equipment sales	353,228	289,549	63,679	22%
Total operating revenues	4,452,084	4,343,346	108,738	3%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	946,805	929,379	17,426	2%
Cost of equipment sold	935,947	791,802	144,145	18%
Selling, general and administrative	1,764,933	1,769,701	(4,768)	-
Depreciation, amortization and accretion	608,633	573,557	35,076	6%
(Gain) loss on asset disposals and exchanges, net	18,088	(1,873)	19,961	>(100%)
(Gain) loss on sale of business and other exit costs, net	21,022	-	21,022	N/M
Total operating expenses	4,295,428	4,062,566	232,862	6%

Operating income	156,656	280,780	(124,124)	(44%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	90,364	83,566	6,798	8%
Interest and dividend income	3,644	3,395	249	7%
Gain (loss) on investment	(3,718)	11,373	(15,091)	>(100%)
Interest expense	(42,393)	(65,614)	23,221	35%
Other, net	500	(678)	1,178	>(100%)
Total investment and other income (expense)	48,397	32,042	16,355	51%

Income before income taxes	205,053	312,822	(107,769)	(34%)
Income tax expense	63,977	114,078	(50,101)	(44%)

Net income	141,076	198,744	(57,668)	(29%)
Less: Net income attributable to noncontrolling interests, net of tax	(30,070)	(23,703)	(6,367)	(27%)
Net income attributable to U.S. Cellular shareholders	$111,006	$175,041	$(64,035)	(37%)

Basic weighted average shares outstanding	84,645	84,877	(232)	-
Basic earnings per share attributable to U.S. Cellular shareholders	$1.31	$2.06	$(0.75)	(36%)

Diluted weighted average shares outstanding	85,067	85,335	(268)	-
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.30	$2.05	$(0.75)	(37%)

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2012	2011
Current assets
Cash and cash equivalents	$378,358	$424,155
Short-term investments	100,676	127,039
Accounts receivable from customers and others	445,220	441,821
Inventory	155,886	127,056
Income taxes receivable	1,612	74,791
Prepaid expenses	62,560	55,980
Net deferred income tax asset	35,419	31,905
Other current assets	16,745	10,096
	1,196,476	1,292,843

Assets held for sale	216,763	49,647

Investments
Licenses	1,456,794	1,470,769
Goodwill	421,743	494,737
Customer lists, net	102	314
Investments in unconsolidated entities	144,531	138,096
Notes and interest receivable—long-term	-	1,921
Long-term investments	50,305	30,057
	2,073,475	2,135,894

Property, plant and equipment
In service and under construction	7,478,428	7,008,449
Less: accumulated depreciation	4,455,840	4,218,147
	3,022,588	2,790,302

Other assets and deferred charges	78,148	59,290

Total assets	$6,587,450	$6,327,976

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31,	December 31,
	2012	2011
Current liabilities
Current portion of long-term debt	$92	$127
Accounts payable
Affiliated	10,725	12,183
Trade	310,936	303,779
Customer deposits and deferred revenues	192,113	181,355
Accrued taxes	35,834	34,095
Accrued compensation	90,418	69,551
Other current liabilities	114,881	121,190
	754,999	722,280

Liabilities held for sale	19,594	1,051

Deferred liabilities and credits
Net deferred income tax liability	849,818	799,190
Other deferred liabilities and credits	288,441	248,213

Long-term debt	878,858	880,320

Noncontrolling interests with redemption features	493	1,005

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,412,453	1,387,341
Treasury shares	(165,724)	(152,817)
Retained earnings	2,399,052	2,297,363
Total U.S. Cellular shareholders' equity	3,733,855	3,619,961

Noncontrolling interests	61,392	55,956

Total equity	3,795,247	3,675,917

Total liabilities and equity	$6,587,450	$6,327,976

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at December 31, 2012 and December 31, 2011.

	December 31,	December 31,
	2012	2011

Cash and cash equivalents	$378,358	$424,155

Amounts included in short-term investments (1)(2)
Government-backed securities (3)	100,676	127,039

Amounts included in long-term investments (1)(4)
Government-backed securities (3)	50,305	30,057

Total cash and cash equivalents and investments	$529,339	$581,251

(1)     Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasury securities and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(4)     Maturities range between 14 and 23 months from the balance sheet date.

United States Cellular Corporation
Consolidated Statement of Cash Flows
Twelve Months Ended December 31,
(Unaudited, dollars in thousands)

	2012	2011
Cash flows from operating activities
Net income	$141,076	$198,744
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	608,633	573,557
Bad debts expense	67,372	62,157
Stock-based compensation expense	21,466	20,183
Deferred income taxes, net	49,244	203,264
Equity in earnings of unconsolidated entities	(90,364)	(83,566)
Distributions from unconsolidated entities	84,417	91,768
(Gain) loss on asset disposals and exchanges, net	18,088	(1,873)
(Gain) loss on sale of business and other exit costs, net	21,022	-
(Gain) loss on investment	3,718	(11,373)
Noncash interest expense	(1,822)	10,040
Other operating activities	546	102
Changes in assets and liabilities from operations
Accounts receivable	(64,816)	(82,175)
Inventory	(28,786)	(14,640)
Accounts payable - trade	(4,977)	28,410
Accounts payable - affiliate	(1,458)	1,392
Customer deposits and deferred revenues	30,353	34,927
Accrued taxes	73,064	(39,984)
Accrued interest	167	225
Other assets and liabilities	(27,652)	(3,296)
	899,291	987,862

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(826,400)	(771,798)
Cash paid for acquisitions and licenses	(122,690)	(23,773)
Cash paid for investments	(120,000)	(110,000)
Cash received for divestitures	49,932	-
Cash received for investments	125,000	145,250
Other investing activities	(2,453)	718
	(896,611)	(759,603)

Cash flows from financing activities
Repayment of long-term debt	(145)	(330,338)
Issuance of long-term debt	-	342,000
Common shares reissued for benefit plans, net of tax payments	(2,205)	1,935
Common shares repurchased	(20,045)	(62,294)
Payment of debt issuance costs	(514)	(11,400)
Distributions to noncontrolling interests	(22,970)	(21,094)
Payments to acquire additional interest in subsidiaries	(3,167)	-
Other financing activities	569	172
	(48,477)	(81,019)

Net increase (decrease) in cash and cash equivalents	(45,797)	147,240

Cash and cash equivalents
Beginning of period	424,155	276,915
End of period	$378,358	$424,155

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Service revenues	$1,008,924	$1,030,045	$4,098,856	$4,053,797

Operating income (loss)	(60,788)	16,316	156,656	280,780
Add:
Depreciation, amortization and accretion	169,242	141,976	608,633	573,557
Loss on impairment of assets	-	-	-	-
(Gain) loss on asset disposals and exchanges, net	2,121	3,868	18,088	(1,873)
(Gain) loss on sale of business and other exit costs, net	25,170	-	21,022	-
Adjusted OIBDA (1)	$135,745	$162,160	$804,399	$852,464

Adjusted OIBDA margin (2)	13.5%	15.7%	19.6%	21.0%

	2012	2011	2012	2011
Cash flows from operating activities	$290,857	$249,041	$899,291	$987,862
Deduct:
Cash used for additions to property, plant and equipment	214,969	309,471	826,400	771,798
Free cash flow (3)	$75,888	$(60,430)	$72,891	$216,064

(1)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the loss on impairment of assets (if any); the net gain or loss on asset disposals and exchanges (if any); and the net gain or loss on sale of business and other exit costs (if any).

(2)     Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin. U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(3)     Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.